Exhibit 99

MASCO CORPORATION REPORTS SECOND QUARTER 2023 RESULTS

Highlights
•Operating profit was $403 million; adjusted operating profit was $404 million
•Operating profit margin was 18.9 percent; adjusted operating profit margin expanded 140 basis points to 19.0 percent
•Earnings per share was $1.16 per share; adjusted earnings per share grew 3 percent to $1.19 per share
•Entered into an agreement to acquire Sauna360 Group Oy, a strategic bolt-on that expands the Company’s spa and wellness product offerings
•Raising expected 2023 earnings per share to be in the range of $3.48 – $3.63 per share, and on an adjusted basis, $3.50 – $3.65 per share

LIVONIA, Mich. (July 27, 2023) - Masco Corporation (NYSE: MAS), one of the world’s leading manufacturers of branded home improvement and building products, reported its second quarter results.

2023 Second Quarter Results
•On a reported basis, compared to second quarter 2022:
•Net sales decreased 10 percent to $2,127 million; in local currency, net sales decreased 9 percent
•In local currency, North American sales decreased 10 percent and international sales decreased 8 percent
•Gross margin increased 350 basis points to 36.2 percent from 32.7 percent
•Operating profit decreased 1 percent to $403 million from $408 million
•Operating margin increased 160 basis points to 18.9 percent from 17.3 percent
•Net income decreased to $1.16 per share, compared to $1.18 per share
•Compared to second quarter 2022, results for key financial measures, as adjusted for certain items (see Exhibit A) and with a normalized tax rate of 24 percent, were as follows:
•Gross margin increased 320 basis points to 36.2 percent from 33.0 percent
•Operating profit decreased 2 percent to $404 million from $414 million
•Operating margin increased 140 basis points to 19.0 percent from 17.6 percent
•Net income increased 3 percent to $1.19 per share, compared to $1.15 per share
•Liquidity at the end of the second quarter was $1,380 million (including availability under revolving credit facility)
•Plumbing Products’ net sales decreased 11 percent; in local currency, net sales decreased 10 percent
•Decorative Architectural Products’ net sales decreased 8 percent

“In the first half of the year, we demonstrated our ability to mitigate the impacts of a lower demand environment with a focus on productivity and shareholder returns,” said Masco President and CEO, Keith Allman. “In the second quarter, our pricing actions and improved operational efficiency helped drive adjusted operating profit margin expansion of 140 basis points. At the same time, we continued to execute on our balanced capital deployment strategy and returned $89 million to shareholders through dividends and share repurchases in the quarter, while announcing a strategic bolt-on with the anticipated addition of Sauna360 Group Oy to expand our spa and wellness product offerings.”
Allman continued, “As a result of our strong execution during the first half of the year, we now anticipate adjusted earnings per share in the range of $3.50 to $3.65 per share for 2023, up from our previous expectation of $3.10 to $3.40 per share. While the near-term demand environment remains challenging, the long-term fundamentals of our repair and remodel markets continue to be strong. We remain focused on investing in our brands and capabilities and maintaining strong execution. Given Masco’s strong free cash flow and disciplined capital deployment, we are well positioned to drive shareholder value creation for the long-term,” concluded Allman.

Agreement to Acquire Sauna360 Group Oy

Masco has entered into an agreement to acquire Sauna360 Group Oy, a leading global manufacturer of sauna solutions. Sauna360 Group Oy complements the Company’s spa business and will expand its wellness product offerings with the addition of the Tylö®, Helo®, Kastor®, Finnleo® and Amerec® brands. The transaction is expected to close in the third quarter, subject to regulatory approval.

Dividend Declaration

Masco’s Board of Directors declared a quarterly dividend of $0.285 per share, payable on August 28, 2023 to shareholders of record on August 11, 2023.

About Masco

Headquartered in Livonia, Michigan, Masco Corporation is a global leader in the design, manufacture and distribution of branded home improvement and building products. Our portfolio of industry-leading brands includes Behr® paint; Delta® and Hansgrohe® faucets, bath and shower fixtures; Kichler® decorative and outdoor lighting; and HotSpring® spas. We leverage our powerful brands across product categories, sales channels and geographies to create value for our customers and shareholders. For more information about Masco Corporation, visit www.masco.com.

The 2023 second quarter supplemental material, including a presentation in PDF format, is available on the Company’s website at www.masco.com.

Conference Call Details

A conference call regarding items contained in this release is scheduled for Thursday, July 27, 2023 at 8:00 a.m. ET. Participants in the call are asked to register five to ten minutes prior to the scheduled start time by dialing 888-886-7786 and from outside the U.S. at 416-764-8658. Please use the conference identification number 14959971.

The conference call will be webcast simultaneously and in its entirety through the Company’s website. Shareholders, media representatives and others interested in Masco may participate in the webcast by registering through the Investor Relations section on the Company’s website.

A replay of the call will be available on Masco’s website or by phone by dialing 877-674-7070 and from outside the U.S. at 416-764-8692. Please use the playback passcode 959971#. The telephone replay will be available approximately two hours after the end of the call and continue through August 27, 2023.

Safe Harbor Statement

This press release contains statements that reflect our views about our future performance and constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “outlook,” “believe,” “anticipate,” “appear,” “may,” “will,” “should,” “intend,” “plan,” “estimate,” “expect,” “assume,” “seek,” “forecast,” and similar references to future periods. Our views about future performance involve risks and uncertainties that are difficult to predict and, accordingly, our actual results may differ materially from the results discussed in our forward-looking statements. We caution you against relying on any of these forward-looking statements.

Our future performance may be affected by the levels of residential repair and remodel activity, and to a lesser extent, new home construction, our ability to maintain our strong brands and to develop innovative products, our ability to maintain our public reputation, our ability to maintain our competitive position in our industries, our reliance on key customers, the cost and availability of materials, our dependence on suppliers and service providers, extreme weather events and changes in climate, risks associated with our international operations and global strategies, our ability to achieve the anticipated benefits of our strategic initiatives, our ability to successfully execute our acquisition strategy and integrate businesses that we have acquired and may in the future acquire, our ability to attract, develop and retain a talented and diverse workforce, risks associated with cybersecurity vulnerabilities, threats and attacks, risks associated with our reliance on information systems and technology and the impact of the ongoing COVID-19 pandemic on our business and operations. These and other factors are discussed in detail in Item 1A. "Risk Factors" in our most recent Annual Report on Form 10-K, as well as in our Quarterly Reports on Form 10-Q and in other filings we make with the Securities and Exchange Commission. Any forward-looking statement made by us speaks only as of the date on which it was made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. Unless required by law, we undertake no obligation to update publicly any forward-looking statements as a result of new information, future events or otherwise.

Investor Contact
David Chaika
Interim Chief Financial Officer
313.792.5500
david_chaika@mascohq.com
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MASCO CORPORATION
Condensed Consolidated Statements of Operations - Unaudited
For the Three and Six Months Ended June 30, 2023 and 2022
(in millions, except per common share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net sales	$2,127	$2,352	$4,106	$4,553
Cost of sales	1,358	1,583	2,668	3,080
Gross profit	769	769	1,438	1,473

Selling, general and administrative expenses	366	361	720	712
Operating profit	403	408	718	761

Other income (expense), net:
Interest expense	(28)	(28)	(56)	(53)
Other, net	(1)	17	(3)	16
	(29)	(11)	(59)	(37)
Income before income taxes	374	397	659	724

Income tax expense	96	103	160	178
Net income	278	294	499	546

Less: Net income attributable to noncontrolling interest	15	16	31	35
Net income attributable to Masco Corporation	$263	$278	$468	$511

Income per common share attributable to Masco Corporation (diluted):
Net income	$1.16	$1.18	$2.07	$2.15

Average diluted common shares outstanding	226	233	226	237

Historical information is available on our website.

MASCO CORPORATION
Exhibit A: Reconciliations - Unaudited
For the Three and Six Months Ended June 30, 2023 and 2022
(dollars in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Gross Profit, Selling, General and Administrative Expenses, and Operating Profit Reconciliations

Net sales	$2,127	$2,352	$4,106	$4,553

Gross profit, as reported	$769	$769	$1,438	$1,473
Rationalization charges (income) (1)	1	6	(3)	9
Gross profit, as adjusted	$770	$775	$1,435	$1,482

Gross margin, as reported	36.2%	32.7%	35.0%	32.4%
Gross margin, as adjusted	36.2%	33.0%	34.9%	32.5%

Selling, general and administrative expenses, as reported	$366	$361	$720	$712
Rationalization charges	—	—	1	—
Selling, general and administrative expenses, as adjusted	$366	$361	$719	$712

Selling, general and administrative expenses as percent of net sales, as reported	17.2%	15.3%	17.5%	15.6%
Selling, general and administrative expenses as percent of net sales, as adjusted	17.2%	15.3%	17.5%	15.6%

Operating profit, as reported	$403	$408	$718	$761
Rationalization charges (income) (1)	1	6	(2)	9
Operating profit, as adjusted	$404	$414	$716	$770

Operating margin, as reported	18.9%	17.3%	17.5%	16.7%
Operating margin, as adjusted	19.0%	17.6%	17.4%	16.9%

(1) Represents income for the six months ended June 30, 2023 due to the sale of excess and obsolete inventory that was related to a rationalization activity, partially offset by rationalization charges.

Historical information is available on our website.

MASCO CORPORATION
Exhibit A: Reconciliations - Unaudited
For the Three and Six Months Ended June 30, 2023 and 2022
(in millions, except per common share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Income Per Common Share Reconciliations

Income before income taxes, as reported	$374	$397	$659	$724
Rationalization charges (income) (1)	1	6	(2)	9
Fair value adjustment to contingent earnout obligation (2)	—	(28)	—	(24)
(Gain) on sale of business (3)	—	—	—	(2)
Realized (gains) from private equity funds	—	—	(1)	—
Income before income taxes, as adjusted	375	375	656	707
Tax at 24% rate	(90)	(90)	(157)	(170)
Less: Net income attributable to noncontrolling interest	15	16	31	35
Net income, as adjusted	$270	$269	$468	$502

Net income per common share, as adjusted	$1.19	$1.15	$2.07	$2.12

Average diluted common shares outstanding	226	233	226	237
(1) Represents income for the six months ended June 30, 2023 due to the sale of excess and obsolete inventory that was related to a rationalization activity, partially offset by rationalization charges.
(2) Represents income for the three and six months ended June 30, 2022 from the revaluation of contingent consideration related to a prior acquisition.
(3) Represents a pre-tax post-closing gain related to the finalization of working capital items related to the divestiture of Hüppe GmbH for the six months ended June 30, 2022.

Outlook for the Year Ended December 31, 2023

	Year Ended December 31, 2023
	Low End	High End
Income Per Common Share Reconciliation

Net income per common share	$3.48	$3.63
Rationalization charges	0.02	0.02
Net income per common share, as adjusted	$3.50	$3.65

Historical information is available on our website.

MASCO CORPORATION
Condensed Consolidated Balance Sheets and Other Financial Data - Unaudited
June 30, 2023 and December 31, 2022
(dollars in millions)

	June 30, 2023	December 31, 2022
Balance Sheet
Assets
Current assets:
Cash and cash investments	$380	$452
Receivables	1,371	1,149
Inventories	1,144	1,236
Prepaid expenses and other	112	109
Total current assets	3,007	2,946

Property and equipment, net	1,063	975
Goodwill	540	537
Other intangible assets, net	337	350
Operating lease right-of-use assets	264	266
Other assets	97	113
Total assets	$5,308	$5,187

Liabilities
Current liabilities:
Accounts payable	$958	$877
Notes payable	79	205
Accrued liabilities	712	807
Total current liabilities	1,749	1,889

Long-term debt	2,946	2,946
Noncurrent operating lease liabilities	252	255
Other liabilities	333	339
Total liabilities	5,280	5,429

Redeemable noncontrolling interest	21	20

Equity	7	(262)
Total liabilities and equity	$5,308	$5,187

	As of June 30,
	2023	2022
Other Financial Data
Working capital days
Receivable days	54	52
Inventory days	80	88
Payable days	70	67
Working capital	$1,557	$1,660
Working capital as a % of sales (LTM)	18.9%	18.9%

Historical information is available on our website.

MASCO CORPORATION
Condensed Consolidated Statements of Cash Flows and Other Financial Data - Unaudited
For the Six Months Ended June 30, 2023 and 2022

(dollars in millions)

	Six Months Ended June 30,
	2023	2022
Cash Flows From (For) Operating Activities:
Cash provided by operating activities	$632	$662
Working capital changes	(184)	(488)
Net cash from operating activities	448	174

Cash Flows From (For) Financing Activities:
Purchase of Company common stock	(81)	(914)
Cash dividends paid	(129)	(131)
Dividends paid to noncontrolling interest	(49)	—
Proceeds from short-term borrowings	77	—
Proceeds from term loan	—	500
Payment of term loan	(200)	—
Proceeds from the exercise of stock options	23	1
Employee withholding taxes paid on stock-based compensation	(23)	(17)
Decrease in debt, net	(4)	(7)
Net cash for financing activities	(386)	(568)

Cash Flows From (For) Investing Activities:
Capital expenditures	(133)	(70)
Other, net	(4)	(4)
Net cash for investing activities	(137)	(74)

Effect of exchange rate changes on cash and cash investments	3	(18)

Cash and Cash Investments:
Decrease for the period	(72)	(486)
At January 1	452	926
At June 30	$380	$440

	As of June 30,
	2023	2022
Liquidity
Cash and cash investments	$380	$440
Revolver availability	1,000	1,000
Total Liquidity	$1,380	$1,440

Historical information is available on our website.

MASCO CORPORATION
Segment Data - Unaudited
For the Three and Six Months Ended June 30, 2023 and 2022
(dollars in millions)

	Three Months Ended June 30,			Six Months Ended June 30,
	2023	2022	Change	2023	2022	Change
Plumbing Products
Net sales	$1,225	$1,373	(11)%	$2,447	$2,732	(10)%

Operating profit, as reported	$244	$238		$450	$466
Operating margin, as reported	19.9%	17.3%		18.4%	17.1%

Rationalization charges (income)	1	—		(3)	—
Operating profit, as adjusted	245	238		447	466
Operating margin, as adjusted	20.0%	17.3%		18.3%	17.1%

Depreciation and amortization	25	25		50	49
EBITDA, as adjusted	$270	$263		$497	$515

Decorative Architectural Products
Net sales	$902	$979	(8)%	$1,659	$1,821	(9)%

Operating profit, as reported	$180	$192		$312	$347
Operating margin, as reported	20.0%	19.6%		18.8%	19.1%

Rationalization charges	—	6		1	8
Accelerated depreciation related to rationalization activity	—	—		—	1
Operating profit, as adjusted	180	198		313	356
Operating margin, as adjusted	20.0%	20.2%		18.9%	19.5%

Depreciation and amortization	9	9		17	17
EBITDA, as adjusted	$189	$207		$330	$373

Total
Net sales	$2,127	$2,352	(10)%	$4,106	$4,553	(10)%

Operating profit, as reported - segment	$424	$430		$762	$813
General corporate expense, net	(21)	(22)		(44)	(52)
Operating profit, as reported	403	408		718	761
Operating margin, as reported	18.9%	17.3%		17.5%	16.7%

Rationalization charges (income) - segment	1	6		(2)	8
Accelerated depreciation related to rationalization activity - segment	—	—		—	1
Operating profit, as adjusted	404	414		716	770
Operating margin, as adjusted	19.0%	17.6%		17.4%	16.9%

Depreciation and amortization - segment	34	34		67	66
Depreciation and amortization - other	1	2		3	4

EBITDA, as adjusted	$439	$450		$786	$840

Historical information is available on our website.

MASCO CORPORATION
North American and International Data - Unaudited
For the Three and Six Months Ended June 30, 2023 and 2022
(dollars in millions)

	Three Months Ended June 30,			Six Months Ended June 30,
	2023	2022	Change	2023	2022	Change
North American
Net sales	$1,718	$1,905	(10)%	$3,273	$3,639	(10)%

Operating profit, as reported	$358	$356		$624	$656
Operating margin, as reported	20.8%	18.7%		19.1%	18.0%

Rationalization charges (income)	1	6		(2)	8
Accelerated depreciation related to rationalization activity	—	—		—	1
Operating profit, as adjusted	359	362		622	665
Operating margin, as adjusted	20.9%	19.0%		19.0%	18.3%

Depreciation and amortization	22	23		43	43
EBITDA, as adjusted	$381	$385		$665	$708

International
Net sales	$409	$447	(9)%	$833	$914	(9)%

Operating profit, as reported	$66	$74		$138	$157
Operating margin, as reported	16.1%	16.6%		16.6%	17.2%

Depreciation and amortization	12	11		24	23
EBITDA	$78	$85		$162	$180

Total
Net sales	$2,127	$2,352	(10)%	$4,106	$4,553	(10)%

Operating profit, as reported - segment	$424	$430		$762	$813
General corporate expense, net	(21)	(22)		(44)	(52)
Operating profit, as reported	403	408		718	761
Operating margin, as reported	18.9%	17.3%		17.5%	16.7%

Rationalization charges (income) - segment	1	6		(2)	8
Accelerated depreciation related to rationalization activity - segment	—	—		—	1
Operating profit, as adjusted	404	414		716	770
Operating margin, as adjusted	19.0%	17.6%		17.4%	16.9%

Depreciation and amortization - segment	34	34		67	66
Depreciation and amortization - other	1	2		3	4
EBITDA, as adjusted	$439	$450		$786	$840

Historical information is available on our website.